EXHIBIT 99.1
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                             CREDIT AGREEMENT



                                DATED AS OF



                              APRIL 15, 2008




                                   AMONG



                     JONES LANG LASALLE FINANCE B.V.,



                       THE GUARANTORS PARTY HERETO,



                          THE BANKS PARTY HERETO,



                             BANK OF MONTREAL,
                          AS ADMINISTRATIVE AGENT



                           BMO CAPITAL MARKETS,
                             AS LEAD ARRANGER


















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                             TABLE OF CONTENTS

           (This Table of Contents is not part of the Agreement)



SECTION                           HEADING                             PAGE

SECTION 1.          THE REVOLVING CREDIT . . . . . . . . . . . . . . .   1

    Section 1.1.    Commitments. . . . . . . . . . . . . . . . . . . .   1
    Section 1.2.    Applicable Interest Rates. . . . . . . . . . . . .   1
    Section 1.3.    Minimum Borrowing Amounts; Maximum
                      Eurodollar Loans . . . . . . . . . . . . . . . .   3
    Section 1.4.    Manner of Borrowing Loans and
                      Designating Applicable Interest Rates. . . . . .   3
    Section 1.5.    Interest Periods . . . . . . . . . . . . . . . . .   5
    Section 1.6.    Maturity of Loans. . . . . . . . . . . . . . . . .   5
    Section 1.7.    Prepayments. . . . . . . . . . . . . . . . . . . .   5
    Section 1.8.    Default Rate.. . . . . . . . . . . . . . . . . . .   6
    Section 1.9.    Noteless Agreement; Evidence of Indebtedness . . .   6
    Section 1.10.   Funding Indemnity. . . . . . . . . . . . . . . . .   7
    Section 1.11.   Commitment Terminations. . . . . . . . . . . . . .   7
    Section 1.12.   Substitution of Banks. . . . . . . . . . . . . . .   7
    Section 1.13.   Extension of Termination Date. . . . . . . . . . .   8

SECTION 2.          FEES . . . . . . . . . . . . . . . . . . . . . . .   8

    Section 2.1.    Fees . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.          PLACE AND APPLICATION OF PAYMENTS. . . . . . . . .   8

    Section 3.1.    Place and Application of Payments. . . . . . . . .   8

SECTION 4.          DEFINITIONS; INTERPRETATION. . . . . . . . . . . .   9

    Section 4.1.    Definitions. . . . . . . . . . . . . . . . . . . .   9
    Section 4.2.    Interpretation . . . . . . . . . . . . . . . . . .  17
    Section 4.3.    Change in Accounting Principles. . . . . . . . . .  17

SECTION 5.          REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  17

    Section 5.1.    Corporate Organization and Authority . . . . . . .  17
    Section 5.2.    Subsidiaries . . . . . . . . . . . . . . . . . . .  18
    Section 5.3.    Corporate Authority and Validity of Obligations. .  18
    Section 5.4.    Financial Statements . . . . . . . . . . . . . . .  18
    Section 5.5.    No Litigation; No Labor Controversies. . . . . . .  19
    Section 5.6.    Taxes. . . . . . . . . . . . . . . . . . . . . . .  19
    Section 5.7.    Approvals. . . . . . . . . . . . . . . . . . . . .  19
    Section 5.8.    ERISA. . . . . . . . . . . . . . . . . . . . . . .  19
    Section 5.9.    Government Regulation. . . . . . . . . . . . . . .  19
    Section 5.10.   Margin Stock . . . . . . . . . . . . . . . . . . .  19
    Section 5.11.   Licenses and Authorizations; Compliance
                      with Environmental and Health Laws . . . . . . .  20
    Section 5.12.   Ownership of Property; Liens . . . . . . . . . . .  20
    Section 5.13.   No Burdensome Restrictions; Compliance
                      with Agreements. . . . . . . . . . . . . . . . .  20
    Section 5.14.   Accuracy of Information. . . . . . . . . . . . . .  20












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SECTION                           HEADING                             PAGE

SECTION 6.          CONDITIONS PRECEDENT . . . . . . . . . . . . . . .  21

    Section 6.1.    Initial Credit Event . . . . . . . . . . . . . . .  21
    Section 6.2.    All Credit Events. . . . . . . . . . . . . . . . .  22

SECTION 7.          COVENANTS. . . . . . . . . . . . . . . . . . . . .  22

    Section 7.1.    Corporate Existence; Subsidiaries. . . . . . . . .  22
    Section 7.2.    Maintenance. . . . . . . . . . . . . . . . . . . .  22
    Section 7.3.    Taxes. . . . . . . . . . . . . . . . . . . . . . .  22
    Section 7.4.    ERISA. . . . . . . . . . . . . . . . . . . . . . .  23
    Section 7.5.    Insurance. . . . . . . . . . . . . . . . . . . . .  23
    Section 7.6.    Financial Reports and Other Information. . . . . .  23
    Section 7.7.    Bank Inspection Rights . . . . . . . . . . . . . .  24
    Section 7.8.    Conduct of Business. . . . . . . . . . . . . . . .  24
    Section 7.9.    Liens. . . . . . . . . . . . . . . . . . . . . . .  24
    Section 7.10.   Use of Proceeds; Regulation U. . . . . . . . . . .  25
    Section 7.11.   Sales and Leasebacks . . . . . . . . . . . . . . .  26
    Section 7.12.   Mergers, Consolidations and Sales of Assets. . . .  26
    Section 7.13.   Use of Property and Facilities; Environmental
                      and Health and Safety Laws . . . . . . . . . . .  27
    Section 7.14.   Investments, Acquisitions, Loans, Advances and
                      Guaranties . . . . . . . . . . . . . . . . . . .  27
    Section 7.15.   Consolidated Net Worth . . . . . . . . . . . . . .  29
    Section 7.16.   Funded Debt to Adjusted EBITDA . . . . . . . . . .  30
    Section 7.17.   Interest Coverage Ratio. . . . . . . . . . . . . .  30
    Section 7.18.   Dividends and Other Shareholder Distributions. . .  30
    Section 7.19.   Indebtedness . . . . . . . . . . . . . . . . . . .  30
    Section 7.20.   Transactions with Affiliates . . . . . . . . . . .  30
    Section 7.21.   Compliance with Laws . . . . . . . . . . . . . . .  31
    Section 7.22.   Additional Guarantors. . . . . . . . . . . . . . .  31

SECTION 8.          EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . .  31

    Section 8.1.    Events of Default. . . . . . . . . . . . . . . . .  31
    Section 8.2.    Non-Bankruptcy Defaults. . . . . . . . . . . . . .  33
    Section 8.3.    Bankruptcy Defaults. . . . . . . . . . . . . . . .  33
    Section 8.4.    Notice of Default. . . . . . . . . . . . . . . . .  33
    Section 8.5.    Expenses . . . . . . . . . . . . . . . . . . . . .  33

SECTION 9.          CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . .  33

    Section 9.1.    Change of Law. . . . . . . . . . . . . . . . . . .  33
    Section 9.2.    Unavailability of Deposits or Inability
                      to Ascertain, or Inadequacy of, LIBOR. . . . . .  34
    Section 9.3.    Increased Cost and Reduced Return. . . . . . . . .  34
    Section 9.4.    Lending Offices. . . . . . . . . . . . . . . . . .  35
    Section 9.5.    Discretion of Bank as to Manner of Funding . . . .  35

SECTION 10.         THE ADMINISTRATIVE AGENT . . . . . . . . . . . . .  35

    Section 10.1.   Appointment and Authorization of
                      Administrative Agent . . . . . . . . . . . . . .  35
    Section 10.2.   Administrative Agent and its Affiliates. . . . . .  36
    Section 10.3.   Action by Administrative Agent . . . . . . . . . .  36
    Section 10.4.   Consultation with Experts. . . . . . . . . . . . .  36
    Section 10.5.   Liability of Administrative Agent;
                      Credit Decision. . . . . . . . . . . . . . . . .  36
    Section 10.6.   Indemnity. . . . . . . . . . . . . . . . . . . . .  37
    Section 10.7.   Resignation of Administrative Agent and
                      Successor Agent. . . . . . . . . . . . . . . . .  37
    Section 10.8.   Designation of Additional Agents . . . . . . . . .  38






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SECTION                           HEADING                             PAGE

SECTION 11.         THE GUARANTEES . . . . . . . . . . . . . . . . . .  38

    Section 11.1.   The Guarantees . . . . . . . . . . . . . . . . . .  38
    Section 11.2.   Guarantee Unconditional. . . . . . . . . . . . . .  38
    Section 11.3.   Discharge Only Upon Payment in Full;
                      Reinstatement in Certain Circumstances . . . . .  39
    Section 11.4.   Waivers. . . . . . . . . . . . . . . . . . . . . .  39
    Section 11.5.   Limit on Recovery. . . . . . . . . . . . . . . . .  39
    Section 11.6.   Stay of Acceleration . . . . . . . . . . . . . . .  40
    Section 11.7.   Benefit to Guarantors. . . . . . . . . . . . . . .  40
    Section 11.8.   Guarantor Covenants. . . . . . . . . . . . . . . .  40

SECTION 12.         MISCELLANEOUS. . . . . . . . . . . . . . . . . . .  40

    Section 12.1.   Payments Free of Withholding Taxes . . . . . . . .  40
    Section 12.2.   No Waiver of Rights. . . . . . . . . . . . . . . .  41
    Section 12.3.   Non-Business Day . . . . . . . . . . . . . . . . .  41
    Section 12.4.   Documentary Taxes. . . . . . . . . . . . . . . . .  41
    Section 12.5.   Survival of Representations. . . . . . . . . . . .  41
    Section 12.6.   Survival of Indemnities. . . . . . . . . . . . . .  41
    Section 12.7.   Sharing of Set-Off . . . . . . . . . . . . . . . .  41
    Section 12.8.   Notices. . . . . . . . . . . . . . . . . . . . . .  41
    Section 12.9.   Counterparts . . . . . . . . . . . . . . . . . . .  42
    Section 12.10.  Successors and Assigns . . . . . . . . . . . . . .  42
    Section 12.11.  Participants . . . . . . . . . . . . . . . . . . .  42
    Section 12.12.  Assignments. . . . . . . . . . . . . . . . . . . .  43
    Section 12.13.  Amendments . . . . . . . . . . . . . . . . . . . .  44
    Section 12.14.  Headings . . . . . . . . . . . . . . . . . . . . .  45
    Section 12.15.  Legal Fees, Other Costs and Indemnification. . . .  45
    Section 12.16.  Set Off. . . . . . . . . . . . . . . . . . . . . .  45
    Section 12.17.  Currency . . . . . . . . . . . . . . . . . . . . .  46
    Section 12.18.  Entire Agreement . . . . . . . . . . . . . . . . .  46
    Section 12.19.  Governing Law. . . . . . . . . . . . . . . . . . .  46
    Section 12.20.  Submission to Jurisdiction; Waiver of
                      Jury Trial . . . . . . . . . . . . . . . . . . .  46
    Section 12.21.  Limitation of Liability. . . . . . . . . . . . . .  47
    Section 12.22.  Confidentiality. . . . . . . . . . . . . . . . . .  47
    Section 12.23.  Severability of Provisions . . . . . . . . . . . .  47
    Section 12.24.  Excess Interest. . . . . . . . . . . . . . . . . .  47
    Section 12.25.  Construction . . . . . . . . . . . . . . . . . . .  48
    Section 12.26.  Bank's Obligations Several . . . . . . . . . . . .  48
    Section 12.27.  USA Patriot Act. . . . . . . . . . . . . . . . . .  48

SIGNATURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

Exhibits
            A     -     Form of Note
            B     -     Form of Compliance Certificate
            C     -     Form of Subsidiary Guarantee Agreement
            D     -     Assignment and Acceptance

Schedule 1              Commitments
Schedule 5.2            Guarantors
Schedule 7.14           Existing Investments














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                             CREDIT AGREEMENT

      This Credit Agreement, dated as of April 15, 2008, is among Jones Lang LaSalle Finance B.V., a private company with limited liability organized under the laws of The Netherlands (the "Borrower"), the Guarantors (as hereinafter defined) party hereto, the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks") and Bank of Montreal, as Administrative Agent.


                           PRELIMINARY STATEMENT

      The Borrower has requested, and the Banks have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

      Now, Therefore, in consideration of the mutual agreements contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  THE REVOLVING CREDIT.

      SECTION 1.1. COMMITMENTS. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively the "Loans") in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Bank's Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time. Each Borrowing of Loans shall be made ratably by the Banks in proportion to their respective Percentages. As provided in Section 1.4(a) hereof, the Borrower may elect that each Borrowing of Loans be either Domestic Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

      SECTION 1.2.  APPLICABLE INTEREST RATES.

      (a) DOMESTIC RATE LOANS. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Domestic Rate" means for any day the greater of:

            (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or equivalent for U.S. Dollar loans to borrowers located in the United States, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate); and










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            (ii)  the sum of (x) the rate determined by the Administrative
      Agent to be the average of the rates per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal Funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of overnight Federal Funds in an amount comparable to the principal amount owed to the Banks for which such rate is being determined, PLUS (y) 1/2 of 1% (0.50%).

      (b) EURODOLLAR LOANS. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

      Adjusted LIBOR =              LIBOR
                        ---------------------------------
                        1 - Eurodollar Reserve Percentage

      "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

      "LIBOR01 Page" means the display designated as "Reuters Screen LIBOR01 Page" (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).














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      "Eurodollar Reserve Percentage" means, for any Borrowing of
Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

      (c) RATE DETERMINATIONS. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

      SECTION 1.3. MINIMUM BORROWING AMOUNTS; MAXIMUM EURODOLLAR LOANS. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $100,000. Each Borrowing of Eurodollar Loans shall be in an amount equal to $5,000,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent's consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding hereunder at any one time.

      SECTION 1.4. MANNER OF BORROWING LOANS AND DESIGNATING APPLICABLE INTEREST RATES.

      (a) NOTICE TO THE ADMINISTRATIVE AGENT. The Borrower shall give notice to the Administrative Agent by no later than 12:00 noon (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.3 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Domestic Rate Loans or (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Domestic Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon (Chicago time) at least three
(3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted






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Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

      (b) NOTICE TO THE BANKS. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.4(a) above and, if such notice requests the Banks to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

      (c) BORROWER'S FAILURE TO NOTIFY; AUTOMATIC CONTINUATIONS AND CONVERSIONS. Any outstanding Borrowing of Domestic Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.4(a) that the Borrower intends to convert such Borrowing into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.7(a). If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Administrative Agent within the period required by
Section 1.7(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 6.2 hereof.

      (d) DISBURSEMENT OF LOANS. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurodollar Loans, and not later than 2:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to
Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois, in each case in the type of funds received, or as the Borrower and the Administrative Agent may otherwise agree.

      (e) ADMINISTRATIVE AGENT RELIANCE ON BANK FUNDING. Unless the Administrative Agent shall have been notified by a Bank prior to (or, in the case of a Borrowing of Domestic Rate Loans, by 1:00 p.m. (Chicago time)
on) the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and
(ii) from the date two (2) Business Days after the date such payment is due





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from such Bank to the date such payment is made by such Bank, the Domestic
Rate in effect for each such day. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.10 hereof so that the Borrower will have no liability under such Section with respect to such payment.

      SECTION 1.5. INTEREST PERIODS. As provided in Section 1.4(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), and (b) in the case of Eurodollar Loans, 1, 2, 3, 6, or, if available to all the Banks, 9 or 12 months thereafter; PROVIDED, HOWEVER, that:

            (a) any Interest Period for a Borrowing of Loans consisting of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

            (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, PROVIDED that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (c) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      SECTION 1.6. MATURITY OF LOANS. Each Loan shall mature and become due and payable by the Borrower on the Termination Date.

      SECTION 1.7.  PREPAYMENTS.

      (a) OPTIONAL. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $1,000,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon one (1) Business Day's prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 12:00 noon (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid.

      (b) The Borrower shall, on each date the Commitments are reduced pursuant to Section 1.11 hereof, prepay the Loans by the amount, if any, necessary to reduce the sum of the aggregate Loans then outstanding to the amount to which the Commitments have been so reduced.

      SECTION 1.8. DEFAULT RATE. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans from and including the date provided in this Section 1.8 until paid at a rate per annum equal to:

            (a) for any Domestic Rate Loan, the sum of two percent (2.0%) PLUS the Domestic Rate from time to time in effect PLUS the Applicable Margin for Domestic Rate Loans; and

            (b) for any Eurodollar Loan, the sum of two percent (2.0%) PLUS the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2.0%) PLUS the Applicable Margin for Domestic Rate Loans PLUS the Domestic Rate from time to time in effect;

PROVIDED, HOWEVER, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Banks, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

      SECTION 1.9.  NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

      (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

      (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

      (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (d) Any Bank may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note payable to the order of such Bank in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by such Note payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

      SECTION 1.10. FUNDING INDEMNITY. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

                  (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Domestic Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.4(a) or established pursuant to
            Section 1.4(c) hereof,

                  (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

                  (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

      SECTION 1.11.  COMMITMENT TERMINATIONS.

      (a) The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be in an amount not less than $5,000,000, PROVIDED that the Commitments may not be reduced to an amount less than the sum of all Loans then outstanding.

      (b) The Administrative Agent shall give prompt notice to each Bank pursuant to this Section 1.11 of any termination of Commitments. Any such termination of Commitments (i) shall be allocated ratably among the Banks in proportion to their respective Percentage and (ii) may not be reinstated.

      SECTION 1.12. SUBSTITUTION OF BANKS. In the event (a) the Borrower receives a claim from any Bank for compensation under Section 9.3 or 12.1 hereof, (b) the Borrower receives notice from any Bank of any illegality pursuant to Section 10.1 hereof, (c) any Bank is in default in any material respect with respect to its obligations under the Credit Documents, or
(d) a Bank fails to consent to an amendment or waiver requested under
Section 12.13 hereof at a time when the Required Banks have approved such amendment or waiver (any such Bank referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an "Affected Bank"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Bank to assign, at par PLUS accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitment and the Loans and other amounts at any time owing to it hereunder and the other Credit Documents) to a commercial bank or other financial institution specified by the Borrower, PROVIDED that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, to such assignment,
(iii) the Borrower shall have paid to the Affected Bank all monies (together with amounts due such Affected Bank under Section 1.10 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

      SECTION 1.13. EXTENSION OF TERMINATION DATE. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Banks) given not fewer than fifteen (15) days prior to July 15, 2008 extend the Termination Date to October 15, 2008. Any such notice shall be effective to extend the Termination Date (i) upon receipt by the Administrative Agent of such notice, (ii) upon payment of the fees agreed between the Administrative Agent and the Parent and
(iii) so long as no Default or Event of Default shall have occurred and be continuing on July 15, 2008. Only one extension of the Termination Date shall be permitted pursuant to this Section 1.13.


SECTION 2.  FEES.

      SECTION 2.1.  FEES.

      (a) COMMITMENT FEE. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a commitment fee (the "Commitment Fee") on the average daily Unused Commitments at a rate per annum equal to the applicable Commitment Fee in the definition of Applicable Margin. Accrued Commitment Fees shall be due and payable in arrears on the last day of each calendar quarter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

      (b) ADMINISTRATIVE AGENT FEES. The Borrower shall pay to the Administrative Agent the fees agreed to between the Administrative Agent and the Parent in writing from time to time.

      (c) FEE CALCULATIONS. All fees payable under Section 2.1(a) shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.



SECTION 3.  PLACE AND APPLICATION OF PAYMENTS.

      SECTION 3.1. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Bank or Banks entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Banks in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Bank shall, on demand, repay to the Administrative Agent the amount distributed to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Domestic Rate in effect for each such day.


SECTION 4.  DEFINITIONS; INTERPRETATION.

      SECTION 4.1. DEFINITIONS. The following terms when used herein have the following meanings:

      "Acquisition" means any transaction, or any series of related transactions, consummated after the Effective Date, by which the Parent or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise,
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or at least a majority of the partnership interests of any partnership or (iii) merges, consolidates or otherwise combines with another Person (other than a Person that is a Subsidiary or the Parent) PROVIDED that the Parent or the Subsidiary is the surviving entity.

      "Act"  is defined in Section 12.27 hereof.

      "Adjusted EBIT" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income for such period for (i) Interest Expense, (ii) federal, state and local income tax expense, (iii) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation, and (iv) Permitted Adjustments; PROVIDED that any amounts added to Consolidated Net Income pursuant to clause (iii) above for any period shall be deducted from Consolidated Net Income for the period, if ever, in which such amounts are paid in cash by the Parent or any of its Subsidiaries.

      "Adjusted EBITDA" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income for such period for (i) Interest Expense, (ii) federal, state and local income tax expense, (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets on the books of the Parent and its Restricted Subsidiaries, (iv) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation, and (v) Permitted Adjustments; PROVIDED that any amounts added to Consolidated Net Income pursuant to clause (iv) above for any period shall be deducted from Consolidated Net Income for the period, if ever, in which such amounts are paid in cash by the Parent or any of its Subsidiaries.

      "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

      "Administrative Agent" means Bank of Montreal and any successor pursuant to Section 10.7 hereof.

      "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

      "Affected Bank" is defined in Section 1.12 hereof.

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Parent or any Subsidiary shall be deemed an Affiliate of the Parent and each Subsidiary.

      "Applicable Margin" means, on any date, (i) for any Domestic Rate Loan, 0%, (ii) for any Eurodollar Loan, 0.875%, and (iii) for any
Commitment Fee, 0.125%.

      "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

      "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(g) hereof, or on any updated such list provided by the Parent to the Administrative Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Parent in a written notice to the Administrative Agent.

      "Bank" is defined in the introductory paragraph of this Agreement.

      "Borrower" is defined in the introductory paragraph of this Agreement.

      "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the day a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" on the day such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.4(a).

      "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

      "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

      "Change of Control" means at any time:

                  (i) the Parent ceases to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of at least 99% of the total voting power of the Voting Stock of the Borrower;

                  (ii) any Person becomes the beneficial owner of securities of the Parent representing 30% or more of the then outstanding Voting Stock of the Parent; or

                  (iii) during any period of twenty-four consecutive months beginning after the Effective Date, individuals who at the beginning of such period constitute the Board of Directors of the Parent (the "Board"), together with any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause (ii) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

      For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; PROVIDED, HOWEVER, that Person shall not include (i) the Parent or any Wholly-Owned Subsidiary, or (ii) any Person who, as of the Effective Date, was the beneficial owner of securities of the Parent representing 20% or more of the combined voting power.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" means, as to any Bank, the obligation of such Bank to make Loans hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name under the heading "Commitment" on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

      "Commitment Fee" is defined in Section 2.1 hereof.

      "Compliance Certificate" means a certificate in the form of Exhibit B hereto.

      "Consolidated Net Income" means, for any period, the net income (or net loss) of the Parent and its Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP, but excluding any extraordinary profits or losses; PROVIDED THAT there shall be included in such determination for such period all such amounts attributable to any Person acquired pursuant to an Acquisition to the extent such Person is not subsequently sold or otherwise disposed of (other than in a transaction pursuant to which the business of such Person is retained by the Parent or a Subsidiary of the Parent) during such period for the portion of such period prior to such Acquisition.

      "Consolidated Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Parent and its Restricted Subsidiaries for such date computed on a consolidated basis in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

      "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Documents" means this Agreement, the Notes and each Subsidiary Guarantee Agreement delivered to the Administrative Agent pursuant to Section 7.22 hereof.

      "Credit Event" means the advancing of any Loan or the continuation of or conversion into a Eurodollar Loan.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Designated Disbursement Account" means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower's Designated
Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

      "Domestic Rate" is defined in Section 1.2(a) hereof.

      "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.2(a) hereof.

      "Effective Date" means the date hereof.

      "Eligible Assignee" means (a) a Bank, (b) an Affiliate of a Bank,
(c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Parent (each such approval not to be unreasonably withheld or delayed and if it is delayed for more than five (5) Business Days it is deemed to be given); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any Guarantor or any of the Parent's or Affiliates or Subsidiaries.

      "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

      "ERISA" is defined in Section 5.8 hereof.

      "Eurodollar Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.2(b) hereof.

      "Eurodollar Reserve Percentage" is defined in Section 1.2(b) hereof.

      "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

      "Excess Interest" is defined in Section 12.24 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.2(a) hereof.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means, subject to Section 4.3 hereof, generally accepted accounting principles as in effect on the Effective Date, applied by the Parent and its Subsidiaries on a basis consistent with the preparation of the Parent's financial statements furnished to the Banks as described in
Section 5.4 hereof.

      "Guarantor" means (i) the Parent, Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation and Jones Lang LaSalle Limited, a company organized under the laws of England and Wales, and (ii) any other Subsidiary of the Borrower designated by the Borrower as a Guarantor as required by Section 7.22 hereof.

      "Guaranty" by any Person means (without duplication) all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other financial obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation at the time the amount of the Guaranty is being determined or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty at the time the amount of the Guaranty is being determined.

      "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

      "Indebtedness" means for any Person (without duplication),
(i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person,
(v) Capitalized Lease Obligations of such Person, and (vi) obligations for which such Person is obligated pursuant to a Guaranty. For the sake of clarity, performance guarantees (other than guarantees of the payment of Indebtedness), performance and surety bonds and environmental, "bad boy" and completion guarantees provided by the Borrower, the Parent, or any Subsidiary, pension liabilities of the Parent or any Subsidiary and indebtedness consolidated onto the books and records of the Parent for GAAP purposes under either EITF 04-05 or Fin 46R which otherwise would not be consolidated, shall not be considered as Indebtedness.

      "Interest Coverage Ratio" means as of the last day of any calendar quarter the ratio of Adjusted EBIT for the four calendar quarters then ended to Interest Expense for the same four calendar quarters then ended.

      "Interest Expense" means, for any period, the sum of all interest charges of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Interest Period" is defined in Section 1.6 hereof.

      "Investment" is defined in Section 7.14 hereof.

      "Lending Office" is defined in Section 9.4 hereof.

      "LIBOR" is defined in Section 1.2(b) hereof.

      "Lien" means any interest in Property securing an obligation owed to a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

      "Loan" is defined in Section 1.1 hereof and, as so defined, includes a Domestic Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

      "Material Adverse Effect" means a material and adverse effect on the business, operations, Property or financial or other condition of the Parent and its Subsidiaries, taken as a whole.

      "Maximum Rate" is defined in Section 12.24 hereof.

      "Multicurrency Credit Agreement" means the Amended and Restated Multicurrency Credit Agreement dated as of June 6, 2007 among Jones Lang LaSalle Finance B.V., the Guarantors party thereto, the banks party thereto, and Bank of Montreal, as Administrative Agent, as extended, renewed, amended or restated from time to time.

      "Non-Real Estate Restricted Subsidiary" means a Restricted Subsidiary which is not established solely for the purpose of making investments in real estate and real estate related assets, including notes and other securities, as permitted under Section 7.14(j) or Section 7.14(k) hereof.

      "Note" means any promissory note issued at the request of a Bank pursuant to Section 1.9 in the form of Exhibit A evidencing such Bank's Loans.

      "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Credit Document.

      "Parent" means Jones Lang LaSalle Incorporated, a Maryland corporation.

      "PBGC" is defined in Section 5.8 hereof.

      "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all outstanding Obligations.

      "Permitted Adjustment" means, for any period, transition charges incurred by the Parent or any Restricted Subsidiaries during such period relating to the Acquisition by the Parent of all of the outstanding equity of Spaulding and Slye LLC, a Delaware limited liability company, to the extent such charges do not exceed $10,000,000 in the aggregate for all periods.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

      "Required Banks" means, as of the date of determination thereof, Banks whose outstanding Loans and Unused Commitments constitute more than 51% of the sum of the total outstanding Loans and Unused Commitments of the Banks.

      "Restricted Subsidiary" means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

      "Revolving Credit" means the credit facility for making Loans described in Section 1.1 hereof.

      "SEC" means the Securities and Exchange Commission.

      "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

      "Set-Off" is defined in Section 12.7 hereof.

      "Subordinated Indebtedness" means any Indebtedness which is subordinated in right of payment to the prior payment of the Loans and other Obligations, in a principal amount and pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Banks.

      "Subsidiary" means a corporation, partnership or other entity that, under GAAP, is included in the consolidated financial statements of the Parent.

      "Subsidiary Guarantee Agreement" means a letter to the Administrative Agent in the form of Exhibit C hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 11 hereof.

      "Termination Date" means July 15, 2008, subject to extension as provided in Section 1.13 hereof.

      "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Parent and its Restricted Subsidiaries determined without duplication on a consolidated basis MINUS
(i) the aggregate stated amount of performance letters of credit issued for the account of the Parent or any Restricted Subsidiary other than any "Letter of Credit" issued under the Multicurrency Credit Agreement and (ii) the aggregate principal amount of debt for borrowed money owed by the Parent or any Restricted Subsidiary under overdraft facilities but only to the extent of cash held by the Parent and its Restricted Subsidiaries on a consolidated basis.

      "Total Funded Debt to Adjusted EBITDA Ratio" means as of the last day of any calendar quarter the ratio of the Total Funded Debt as of such day to Adjusted EBITDA for the four calendar quarters then ended.

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unrestricted Subsidiary" means any Subsidiary of the Parent (other than a Guarantor or the Borrower) which (i) is established for the sole purpose of investing in real estate and real estate related assets including notes and other securities and (ii) is designated by the Parent (with prior written notice to the Administrative Agent) to be an Unrestricted Subsidiary; PROVIDED THAT no Subsidiary may be an Unrestricted Subsidiary for more than 180 days.

      "Unused Commitments" means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Loans.

      "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

      "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

      "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

      "Wholly-Owned" when used in connection with any Subsidiary of the Parent means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Parent and/or one or more of its Wholly-Owned Subsidiaries.

      SECTION 4.2. INTERPRETATION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

      SECTION 4.3. CHANGE IN ACCOUNTING PRINCIPLES. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 7.6 hereof and such change shall result in a material change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Banks may by notice to the Banks and the Borrower, respectively, require that the Banks and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Banks in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.
Until any such covenant, standard, or term is amended in accordance with this Section 4.3, financial covenants shall be computed and determined in accordance with GAAP without giving effect to the relevant change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.


SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      Each of the Borrower and the Parent hereby represents and warrants to the Administrative Agent and each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

      SECTION 5.1. CORPORATE ORGANIZATION AND AUTHORITY. The Parent is duly organized and existing in good standing under the laws of the State of Maryland; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would reasonably be expected to have a Material Adverse Effect. The Borrower is duly incorporated and existing under the laws of The Netherlands as a private company with limited liability (a besloten vennootschap met beperkte aansprakelijkheid); has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.2. SUBSIDIARIES. Schedule 5.2 (as updated from time to time pursuant to Section 7.22) hereto identifies each Guarantor, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or equity interests, as the case may be, owned by the Parent and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. Except to the extent that would not reasonably be expected to have a Material Adverse Effect, each Subsidiary is duly incorporated or formed and existing in good standing as a corporation, limited partnership, limited liability company or other entity under the laws of the jurisdiction of its incorporation or formation, has all necessary corporate or other power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and, if such Subsidiary is a corporation, nonassessable. All such shares owned by the Parent are owned beneficially, and of record, free of any Lien.

      SECTION 5.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower has full power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full power and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guarantee Agreement and to perform all of its obligations hereunder. Each Credit Document to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower in accordance with its terms. Each Credit Document to which a Guarantor is a party has been duly authorized, executed and delivered by such Guarantor and constitutes valid and binding obligations of such Guarantor in accordance with its terms. No Credit Document to which the Borrower is a party, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any provision of the articles of association ("statuten") of the Borrower or (individually or in the aggregate) any material Contractual Obligation of or binding upon the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower. No Credit Document to which a Guarantor is a party, nor the performance or observance by such Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of such Guarantor or (individually or in the aggregate) any material Contractual Obligation of or binding upon such Guarantor or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of such Guarantor.

      SECTION 5.4. FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Banks showing historical performance for each of the Parent's fiscal years ending on or before December 31, 2007, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Parent and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Parent and its Subsidiaries had, as of the date of the relevant financial statements no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 2006, there has been no material adverse change which has not been disclosed to the Banks in the business, operations, Property or financial or other condition, or business prospects, of the Parent and its Subsidiaries on a consolidated basis.

      SECTION 5.5.  NO LITIGATION; NO LABOR CONTROVERSIES.

      (a) Except as disclosed in the Parent's periodic current reports filed with the SEC prior to the Effective Date, there is no litigation or governmental proceeding pending, or to the knowledge of the Parent or any Guarantor threatened, against the Parent or any Subsidiary which, if adversely determined, would reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

      (b) There are no labor controversies pending or, to the best knowledge of the Borrower, Parent or any Guarantor, threatened against the Parent or any Subsidiary which would reasonably be expected (insofar as the Borrower or Parent may reasonably foresee) to have a Material Adverse Effect.

      SECTION 5.6. TAXES. The Parent and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Parent or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Parent and its Subsidiaries on a consolidated basis taken as a whole. The charges, accruals and reserves on the books of the Parent and its Subsidiaries for any taxes or other governmental charges are adequate.

      SECTION 5.7. APPROVALS. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Parent or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Parent or any Subsidiary of any Credit Document to which it is a party except for such approvals and consents which have been obtained and are in full force and effect.

      SECTION 5.8. ERISA. With respect to each Plan, the Parent and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Parent nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 5.9. GOVERNMENT REGULATION. Neither the Parent nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or to the extent a Subsidiary is an "investment company," it is properly registered with the SEC.

      SECTION 5.10. MARGIN STOCK. Neither the Parent nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

      SECTION 5.11.  LICENSES AND AUTHORIZATIONS; COMPLIANCE WITH
ENVIRONMENTAL AND HEALTH LAWS.

      (a) The Parent and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent the failure to have such licenses, permits or authorizations would not reasonably be expected to have a Material Adverse Effect.

      (b) To the best of the Borrower's and each Guarantor's knowledge, the business and operations of the Parent and each Subsidiary comply in all respects with all applicable Environmental and Health Laws, except where the failure to so comply would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

      (c) Neither the Parent nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding with respect to a matter which would reasonably be expected to have a Material Adverse Effect claiming that: (i) the Parent or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Parent's or any Subsidiary's Property, facilities, equipment or vehicles;
(iii) the Parent or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Parent's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

      SECTION 5.12. OWNERSHIP OF PROPERTY; LIENS. The Parent and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property owned or leased by it, and good title to or valid leasehold interests in all its other Property. None of the Parent's real property is subject to any Lien or Capitalized Lease Obligation except as permitted in Section 7.9, and none of the Parent's or any Restricted Subsidiary's other Property is subject to any Lien, except as permitted in Section 7.9.

      SECTION 5.13. NO BURDENSOME RESTRICTIONS; COMPLIANCE WITH AGREEMENTS. Neither the Parent nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.14. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Parent or Borrower to any Bank or the Administrative Agent in connection with a Loan or the negotiation of the Credit Documents contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not misleading, the Administrative Agent and the Banks acknowledging that as to any projections furnished to the Administrative Agent and the Banks, the Parent only represents that the same were prepared on the basis of information and estimates the Parent believed to be reasonable.

SECTION 6.  CONDITIONS PRECEDENT.

      The obligation of each Bank to advance, continue, or convert any Loan shall be subject to the following conditions precedent:

      SECTION 6.1. INITIAL CREDIT EVENT. Before or concurrently with the first Credit Event:

            (a) The Administrative Agent shall have received this Agreement duly executed by the Borrower, each Guarantor, the Administrative Agent, and each Bank;

            (b) The Administrative Agent shall have received for each Bank in form and substance satisfactory to the Administrative Agent the favorable written opinion of (i) Gordon G. Repp, Esquire, Deputy Global General Counsel to the Borrower and Guarantors, (ii) Loyens & Loeff, Dutch counsel to the Borrower and (iii) Baker & McKenzie, English counsel to Jones Lang LaSalle Limited;

            (c) The Administrative Agent shall have received for each Bank copies of the notarial deed of incorporation (including the articles of association) of the Borrower, certified by a Dutch civil law notary to be true copies and an original extract of the commercial register of the chamber of commerce of Amsterdam relating to the Borrower;

            (d) The Administrative Agent shall have received copies of the Certificate of Incorporation and bylaws (or equivalent) of each Guarantor, certified in each instance by its secretary or an assistant secretary (or its equivalent);

            (e) The Administrative Agent shall have received copies, certified by the secretary or assistant secretary (or its equivalent) of each Guarantor, of its board of directors' resolutions (or its equivalent) authorizing the execution of the Credit Documents to which it is a party;

            (f) The Administrative Agent shall have received certificates, executed by the secretary or assistant secretary of each Guarantor, which shall identify by name and title and bear the signature of the partners or officers authorized to sign the Credit Documents to which it is a party;

            (g) The Administrative Agent shall have received copies of the certificates of good standing (to the extent relevant) for each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

            (h) The Administrative Agent shall have received to the extent requested by any Bank, such Bank's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.9(d) hereof;

            (i) The Administrative Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

            (j) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks; and

            (k) The Administrative Agent and each Bank shall have received for each fiscal year of the Parent through the fiscal year ending December 31, 2010, a business plan showing in reasonable detail projected operating budgets, consolidated and consolidating revenues, expenses, and balance sheets on a quarter-by-quarter basis, such business plan to be in form and substance satisfactory to the Administrative Agent and each Bank and shall include a summary of all assumptions made in preparing such business plan.

      SECTION 6.2. ALL CREDIT EVENTS. As of the time of each Credit Event hereunder:

            (a) In the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.4 hereof;

            (b) In the case of a Borrowing of Loans that would increase the aggregate principal amount of Loans outstanding (after giving effect to concurrent repayment of Loans), each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date, taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with the provision hereof;

            (c) In the case of a Borrowing of Loans, no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

            (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

      Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this
Section 6.2.


SECTION 7.  COVENANTS.

      Each of the Borrower and the Parent covenants and agrees that, so long as any Loan is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

      SECTION 7.1. CORPORATE EXISTENCE; SUBSIDIARIES. The Parent shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its existence, subject to the provisions of Section 7.12 hereof; PROVIDED THAT the Parent shall not be required to preserve the existence of any Restricted Subsidiary if the maintenance or preservation thereof, as determined by the Board of Directors of the Parent, is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole.

      SECTION 7.2. MAINTENANCE. The Parent will maintain, preserve and keep its Property, necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Parent will cause each of its Subsidiaries to do so in respect of Property owned or used by it; PROVIDED, HOWEVER, that nothing in this
Section 7.2 shall prevent the Parent or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance would not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.3. TAXES. The Parent will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, assessments, and governmental charges or levies upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Parent.

      SECTION 7.4. ERISA. The Parent will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Property. The Parent will, and will cause each of its Subsidiaries to promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Parent or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Parent or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Administrative Agent will promptly distribute to each Bank any notice it receives from the Parent pursuant to this Section 7.4.

      SECTION 7.5. INSURANCE. The Parent will maintain, and will cause each of its Subsidiaries to maintain, insurance with good and responsible insurance companies, covering insurable Property owned by it with respect to such risks as is consistent with sound business practice. The Parent will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this
Section 7.5.

      SECTION 7.6.  FINANCIAL REPORTS AND OTHER INFORMATION.

      (a) The Parent will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Parent and its Subsidiaries as any Bank may reasonably request; and without any request, the Parent will furnish each of the following to each Bank:

            (i) within 60 days after the end of each of the first three quarterly fiscal periods of the Parent, a copy of the Parent's
      Form 10-Q Report filed with the SEC;

            (ii) within 90 days after the end of each fiscal year of the Parent, a copy of the Parent's Form 10-K Report filed with the SEC, prepared by the Parent and containing or including as an exhibit thereto the Parent's financial statements for such fiscal year as certified by independent public accountants of recognized national standing selected by the Parent in accordance with GAAP with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (iii) within the period provided in subsection (ii) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default with respect to Sections 7.11, 7.15, 7.16, and 7.17 or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

            (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Parent sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Parent files with the SEC or any successor thereto, or with any national securities exchanges; and

            (v) within 90 days after the beginning of each fiscal year of the Parent an operating budget for the Parent and its Subsidiaries for such fiscal year of the Parent.

      (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by a Compliance Certificate signed by the Parent's chief financial officer, treasurer or controller showing the Parent's compliance with the covenants set forth in Sections 7.14(k), 7.15, 7.16, and 7.17 hereof.

      (c) The Parent will promptly (and in any event within three Business Days after any of the President, chief executive officer, chief financial officer, chief operating officer, treasurer, assistant treasurer, or controller of the Parent has knowledge thereof) give notice to the Administrative Agent:

            (i) of the occurrence of any Change of Control, Default or Event of Default;

            (ii) of any default or event of default under any Contractual Obligation of the Parent or any of its Subsidiaries, except for a default or event of default which is not reasonably expected to have a Material Adverse Effect;

            (iii) of the occurrence of an event or condition which would reasonably be expected to result in a Material Adverse Effect; and

            (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof.

      SECTION 7.7. BANK INSPECTION RIGHTS. Upon reasonable notice from any Bank, the Parent will permit such Bank (and such Persons as any Bank may designate) during normal business hours and under the Parent's guidance, to visit and inspect any of the Property of the Parent or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and, after the occurrence and during the continuance of an Event of Default, independent public accountants.

      SECTION 7.8. CONDUCT OF BUSINESS. Neither the Parent nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Parent and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.

      SECTION 7.9. LIENS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Parent or any Restricted Subsidiary; PROVIDED, HOWEVER, that this Section 7.9 shall not apply to nor operate to prevent:

            (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Parent or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; PROVIDED that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

            (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

            (c) Liens for taxes or assessments or other government charges or levies on the Parent or any Subsidiary of the Parent or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Parent;

            (d) Liens arising out of judgments or awards against the Parent or any Subsidiary of the Parent, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Parent or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; PROVIDED that the aggregate amount of liabilities (including interest and penalties, if any) of the Parent and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding;

            (e) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Parent and any Subsidiary of the Parent or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Parent or any Subsidiary of the Parent;

            (f) Liens on Property (not constituting Investments) of the Parent or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by Section 7.19(h) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, PROVIDED that no such Lien shall extend to or cover other Property of the Parent or such Subsidiary other than the respective Property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property; and

            (g) Liens not otherwise permitted under this Section 7.9 on Property (other than (i) shares of stock in any Wholly-Owned Subsidiary and (ii) receivables, inventory and similar working capital assets) securing Indebtedness that, when combined with Capitalized Lease Obligations permitted under Section 7.11, is in an aggregate principal amount not exceeding $15,000,000 at any time outstanding.

      SECTION 7.10. USE OF PROCEEDS; REGULATION U. The proceeds of each Borrowing will be used by the Borrower, the Parent and the Parent's Subsidiaries for working capital, repayment of other Indebtedness, and other general corporate purposes including acquisitions of businesses and other investments permitted by Section 7.14. The Borrower will not use any part of the proceeds of any of the Borrowings directly or indirectly to purchase or carry any margin stock (as defined in Section 5.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      SECTION 7.11. SALES AND LEASEBACKS. The Parent will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Parent or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases PLUS the outstanding principal amount of Indebtedness secured by Liens permitted by
Section 7.9(g) (and not separately permitted by other provisions of Section 7.9) does not exceed $25,000,000 at any time outstanding; PROVIDED THAT the foregoing shall not operate to prevent any such transaction between the Parent and any Restricted Subsidiary or between any two Restricted Subsidiaries to the extent such transaction would otherwise be permitted by the terms hereof.

      SECTION 7.12.  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

      (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the consolidated assets of the Parent and its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

            (1) any Restricted Subsidiary of the Parent may merge or consolidate with or into or sell, lease or otherwise convey its assets to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest; PROVIDED THAT in any such merger or consolidation involving the Borrower, the Borrower or the Parent shall be the surviving or continuing corporation;

            (2) The Parent and its Subsidiaries may dissolve or liquidate any Restricted Subsidiary of the Parent (other than the Borrower) or of such Subsidiary so long as all the assets of such dissolved or liquidated Restricted Subsidiary (i) were either investments in real estate, or real estate related assets, including notes and other securities all of which have been sold or (ii) are concurrently transferred to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest; PROVIDED THAT if any Guarantor (other than the Parent) is dissolved or liquidated all of such Guarantor's assets shall be concurrently transferred to the Borrower or another Guarantor;

            (3) The Parent or any Restricted Subsidiary of the Parent may consolidate or merge with any other Person if the Borrower or such Restricted Subsidiary or, in the case of such a transaction involving the Borrower, the Parent or the Borrower is the surviving or continuing corporation and at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (4) The Parent and its Subsidiaries may sell or otherwise dispose of any asset which, in the reasonable judgment of such Person, have become obsolete or worn out;

            (5) The Parent and its Subsidiaries may sell Property to the extent permitted by Section 7.11;

            (6) The Parent and its Subsidiaries may sell delinquent notes or accounts receivables in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization); and

            (7) The Parent and its Subsidiaries may in a fair market value transaction, sell or otherwise dispose of any direct or indirect Investment in real estate or real estate related assets, including notes and other securities;

As used in this Section 7.12(a), a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "substantial part" of the consolidated assets of the Parent and its Restricted Subsidiaries if the net book value of such assets, when added to the net book value of all other assets (not including dispositions of stock in Subsidiaries permitted under Section 7.12(b) hereof) sold, leased, transferred or disposed of by the Parent and its Restricted Subsidiaries during such fiscal year (other than inventory in the ordinary course of business) exceeds 5% of the total assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis as of the last day of the immediately preceding fiscal year.

      (b) Except with respect to the syndication or other disposition of Subsidiaries or interests in Subsidiaries through which direct or indirect Investments in real estate or real estate related assets, including notes and other securities, are made, the Parent will not sell, transfer or otherwise dispose of, or permit any Restricted Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of stock of any class (including as "stock" for purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of any Subsidiary, except to the Parent or any Restricted Subsidiary of which the Parent directly or indirectly holds at least the same percentage equity ownership or is entitled through ownership of interests, contractually or otherwise, to at least the same economic interest and except for the purpose of qualifying directors.

      SECTION 7.13. USE OF PROPERTY AND FACILITIES; ENVIRONMENTAL AND HEALTH AND SAFETY LAWS.

      (a) The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Parent or any Subsidiary of the Parent to the extent noncompliance would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Parent will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Parent or any of its Subsidiaries if such disposal would reasonably be expected to have a Material Adverse Effect.

      (b) The Parent will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(c) hereof, and in no event later than five (5) Business Days after the President, chief executive officer, chief financial officer, chief operating officer, treasurer, assistant treasurer or controller of the Parent receives such notice or instrument.

      SECTION 7.14. INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Parent will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person (other than the Parent or a Subsidiary of the Parent), or acquire all or any substantial part of the assets or business of any other Person (other than the Parent or a Subsidiary of the Parent) or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person (other than the Parent or a Subsidiary of the Parent), or otherwise agree to provide funds for payment of the obligations of another (other than the Parent or a Subsidiary of the Parent), or supply funds thereto or invest therein or otherwise assure a creditor of another (other than the Parent or a Subsidiary of the Parent) against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another (other than the Parent or a Subsidiary of the Parent) (cumulatively, all of the foregoing, being "Investments"); PROVIDED, HOWEVER, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America PROVIDED that any such obligation matures within one year from the date it is acquired by the Parent or Subsidiary;

            (b) investments in commercial paper rated at least P-1 by Moody's Investors Service Inc. or A-1 by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. maturing within one year of its date of issuance;

            (c) demand deposit accounts maintained in the ordinary course of business;

            (d) investments in certificates of deposit issued by and time deposits with any commercial bank (whether domestic or foreign) having capital and surplus of not less than $50,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

            (e) investments in certificates of deposit issued by and time deposits with any commercial bank (whether domestic or foreign) having capital and surplus in excess of $10,000,000 but less than $50,000,000, which deposits shall not exceed $500,000 in the aggregate;

            (f) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (d) above, PROVIDED all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

            (g) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

            (h) endorsements of negotiable instruments for collection in the ordinary course of business;

            (i) Loans and advances to employees and relocation companies in the ordinary course of business not to exceed $30,000,000 in the aggregate at any one time outstanding, PROVIDED that loans and advances to current or new employees that are made in lieu of a signing bonus or similar compensation or part of a retention agreement shall not be considered a loan or advance for purposes of this Section 7.14 so long as the terms of such loan or advance provide that such loan or advance may be forgiven and converted to compensation upon meeting certain performance or retention objectives by such employee;

            (j) Investments in existence on the date hereof and described on Schedule 7.14 hereof;

            (k) Acquisitions or Investments in a line of business related to that of the Parent and its Subsidiaries and Investments and commitments to make Investments, including guarantees of such commitments and guarantees of the commitments of employees of the Parent or any Subsidiary, directly and indirectly through Subsidiaries and other Persons in real estate and real estate related assets, including notes and other securities, PROVIDED that (i) no Default or Event of Default exists or would exist after giving effect to such Acquisition or Investment, (ii) in the case of an Acquisition, (I) the Board of Directors or other governing body or the holders of 100% of the equity interests of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such Acquisition, and (II) the portion of the purchase price for any such Acquisition paid by the Parent or any Subsidiary in cash, including the aggregate principal amount of all liabilities assumed in connection with such Acquisitions, shall not exceed $100,000,000, and (iii) in the case of Investments not constituting Acquisitions, such Investment funded in cash together with all other Investments funded in cash not constituting Acquisitions (excluding up to $75,000,000 of Investments in the aggregate that are in the form of a Guaranty) permitted under this subsection (k) since the Effective Date reduced by the amount of proceeds of the disposition of all or any part of any Investments existing on the Effective Date or acquired thereafter does not exceed $300,000,000 in aggregate purchase price; PROVIDED that if the aggregate purchase price for any Investment by the Parent or any Subsidiary in any one Person exceeds $100,000,000 the Parent shall have received the prior written consent of the Required Banks; or

            (l) Performance guarantees (other than guarantees of the payment of Indebtedness), performance and surety bonds and environmental, "bad boy" and completion guarantees provided by the Borrower, the Parent, or any Subsidiary.

      In determining the amount of Investments permitted under this
Section 7.14, Investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and Investments in the form of loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Investments in the form of guarantees (including liabilities as a general partner) shall be taken at the lesser of (i) amount of obligations guaranteed and (ii) the fair market value of all the assets of such guarantor or general partner.
A change in the form of an Investment (e.g. from an interest as a limited partner to making a direct loan to such limited partnership or a change in the form of an entity from a limited partnership to a corporation) shall not be regarded as a further Investment except to the extent the Parent or any of its Subsidiaries invests any further money.

      SECTION 7.15. CONSOLIDATED NET WORTH. The Parent will at all times maintain a Consolidated Net Worth of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean (i) $600,000,000 during the Annual Measurement Period commencing on December 31, 2006, and (ii) during each Annual Measurement Period thereafter, an amount equal to the sum of (x) the Minimum Required Amount for the immediately preceding Annual Measurement Period PLUS (y) an amount EQUAL TO 50% of the cumulative positive Consolidated Net Income earned in the fiscal year completed during the immediately preceding Annual Measurement Period (but without subtraction for any negative Consolidated Net Income for any such fiscal year); PROVIDED, HOWEVER, in each case such Minimum Required Amount shall increase on the date of the issuance of capital securities (other than in connection with the Parent's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans) by the Parent by an amount equal to 100% of the Net Cash Proceeds of such issuance. As used herein the term "Annual Measurement Period" shall mean each period commencing on December 31 of a calendar year and ending on December 30 of the immediately subsequent calendar year.

      SECTION 7.16. FUNDED DEBT TO ADJUSTED EBITDA. The Parent will as of the last day of each calendar quarter maintain the Total Funded Debt to Adjusted EBITDA Ratio at not more than 3.50 to 1.00.

      SECTION 7.17. INTEREST COVERAGE RATIO. The Parent will as of the last day of each calendar quarter maintain an Interest Coverage Ratio of not less than 2.50 to 1.00.

      SECTION 7.18. DIVIDENDS AND OTHER SHAREHOLDER DISTRIBUTIONS. The Parent shall only declare or pay dividends or make a distribution (other than dividends and distributions payable solely in its capital stock) of any kind (including by redemption or purchase other than purchases of outstanding capital stock in connection with the Parent's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

      SECTION 7.19. INDEBTEDNESS. The Parent will not, and will not permit any of its Restricted Subsidiaries to, have outstanding at any time any Indebtedness other than:

            (a) The Obligations of the Borrower and Guarantors owing to the (i) Banks and Administrative Agent hereunder and (ii) the "Banks" and "Administrative Agent" under the Multicurrency Credit Agreement;

            (b) Indebtedness of (i) the Borrower to the Parent or any Subsidiary, (ii) any Subsidiary to the Parent or any other Subsidiary and (iii) the Parent to any Subsidiary;

            (c) Capitalized Lease Obligations in an aggregate principal amount outstanding not to exceed $25,000,000 on any date of determination;

            (d)   Subordinated Indebtedness;

            (e) Investments (as defined in Section 7.14) permitted pursuant to Section 7.14 in the form of Indebtedness;

            (f) Guaranties by the Parent and its Subsidiaries of obligations of the Parent and its Subsidiaries which obligations are not prohibited under this Agreement;

            (g) Indebtedness of non-U.S. domiciled Subsidiaries in an aggregate principal amount outstanding not to exceed the U.S. Dollar equivalent of $50,000,000 on any date of determination; or

            (h) Indebtedness not otherwise permitted by this Section 7.19 of not more than $100,000,000 in aggregate principal amount outstanding on any date of determination for the Parent and its Restricted Subsidiaries.

      SECTION 7.20. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Parent and its Subsidiaries taken as a whole) with any Affiliate of such Person (other than the Parent or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than could be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      SECTION 7.21. COMPLIANCE WITH LAWS. Without limiting any of the other covenants of the Parent in this Section 7, the Parent will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; PROVIDED, HOWEVER, that neither the Parent nor any Subsidiary of the Parent shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Parent or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expected to have, in the aggregate, a Material Adverse Effect.

      SECTION 7.22. ADDITIONAL GUARANTORS. If on the last day of any calendar quarter the total liabilities of the non-Guarantor Subsidiaries of the Parent (excluding Jones Lang LaSalle GmbH) equal or exceed 35% of the book value of the total consolidated assets of the Parent and its Subsidiaries, then the Parent will, within fifteen (15) Business Days of the date on which the balance sheet for such date is required to be delivered pursuant to Section 7.6(a)(i) or Section 7.6(a)(ii), cause an additional Subsidiary or additional Subsidiaries to become a Guarantor or Guarantors hereunder such that the total liabilities of the non-Guarantor Subsidiaries of the Parent (excluding Jones Lang LaSalle GmbH) are less than 35% of the book value of the total consolidated assets of the Parent and its Subsidiaries. In addition, the Parent shall cause each "Guarantor" under the Multicurrency Credit Agreement other than Jones Lang LaSalle GmbH to be a Guarantor hereunder. Upon any such Subsidiary becoming a Guarantor hereunder the Parent shall provide to the Administrative Agent an updated
Schedule 5.2.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

      SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

            (a) default (x) in the payment when due of the principal amount of any Loan or (y) for a period of three (3) days in the payment when due of interest or of any other Obligation;

            (b) default by the Borrower, the Parent or any Subsidiary in the observance or performance of any covenant set forth in the first sentence of Section 7.1, Section 7.6(c), 7.9 through 7.12, or 7.14 through 7.19 hereof;

            (c) default by the Borrower, the Parent or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Parent by the Administrative Agent (acting at the request of any Bank);

            (d) (i) failure to pay when due Indebtedness in an aggregate principal amount of $10,000,000 or more of the Borrower, Parent or any Subsidiary or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower, the Parent or any Subsidiary in an aggregate principal amount of $10,000,000 or more is outstanding and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

            (e) any representation or warranty made herein or in any other Credit Document by the Borrower, the Parent or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower, the Parent or any Subsidiary, or in connection with any Credit Document, shall be untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

            (f) the Borrower, the Parent or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency,
      (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail within the time allowed therefor to file an answer or other pleading denying the material allegations of any such proceeding filed against it,
      (vi) take any corporate action (such as the passage by the board ofdirectors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

            (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, the Parent or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(f)(v) shall be instituted against the Borrower, the Parent or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

            (h) the Borrower, the Parent or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

            (i) the Parent or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Parent or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Parent or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (j) the Borrower, the Parent or any Subsidiary, or any Person acting on behalf of the Borrower, the Parent or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's, the Parent's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect; or

            (k)   a Change of Control shall have occurred.

      SECTION 8.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Parent: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); and
(b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Loans and all other amounts due under the Credit Documents to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

      SECTION 8.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      SECTION 8.4. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      SECTION 8.5. EXPENSES. The Borrower agrees to pay to the Administrative Agent, and each Bank, and any other holder of any Obligation outstanding hereunder, all expenses reasonably incurred or paid by the Administrative Agent, and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Parent or any of its Subsidiary as a debtor thereunder.


SECTION 9.  CHANGE IN CIRCUMSTANCES.

      SECTION 9.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; PROVIDED, HOWEVER, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

      SECTION 9.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

            (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) the Required Banks reasonably determine and so advise the Administrative Agent that LIBOR as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans in the currency so affected shall be suspended; PROVIDED that such suspension shall have no effect on any Eurodollar Loan then outstanding.

      SECTION 9.3.  INCREASED COST AND REDUCED RETURN.

      (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

            (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans, or any other amounts due under this Agreement in respect of its Eurodollar Loans, or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or profits of such Bank (or its Lending Office) imposed by the jurisdiction in which such Bank (or its Lending Office) is incorporated or in which such Bank's principal executive office or (Lending Office) is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit, capital or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; PROVIDED, HOWEVER, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to the Borrower without interest.

      (b)   Each Bank that determines to seek compensation under this
Section 9.3 shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this
Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 9.4. LENDING OFFICES. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

      SECTION 9.5. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.


SECTION 10.  THE ADMINISTRATIVE AGENT.

      SECTION 10.1.  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

Each Bank hereby appoints Bank of Montreal as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Banks expressly agree that the Administrative Agent is not acting as a fiduciary of the Banks in respect of the Credit Documents, the Borrower or otherwise except as expressly set forth herein, and nothing herein or in any of the other Credit Documents shall result in any duties or obligations on the Administrative Agent or any of the Banks except as expressly set forth herein.

      SECTION 10.2. ADMINISTRATIVE AGENT AND ITS AFFILIATES. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Bank. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Bank.

      SECTION 10.3. ACTION BY ADMINISTRATIVE AGENT. If the Administrative Agent receives from the Parent a written notice of an Event of Default pursuant to Section 7.6(c) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.4. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank, the Parent or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder. Any instructions of the Required Banks, or of any other group of Banks called for under the specific provisions of the Credit Documents, in each case, shall be binding upon all the Banks and the holders of the Obligations.

      SECTION 10.4. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 10.5. LIABILITY OF ADMINISTRATIVE AGENT; CREDIT DECISION. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or all of the Banks, as applicable, or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in
Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) reasonably believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Guarantors, and the Administrative Agent shall have no liability to any Bank with respect thereto.

      SECTION 10.6. INDEMNITY. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this
Section 10.6 shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Bank arising outside of this Agreement and the other Credit Documents.

      SECTION 10.7. RESIGNATION OF ADMINISTRATIVE AGENT AND SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower; PROVIDED that the Borrower's consent shall not be required upon the occurrence and during the continuance of an Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks and with the consent of the Borrower, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      SECTION 10.8. DESIGNATION OF ADDITIONAL AGENTS. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as "syndication agents," "documentation agents," "book runners," "lead arrangers," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Banks and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.


SECTION 11.  THE GUARANTEES.

      SECTION 11.1. THE GUARANTEES. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower or other obligor punctually to pay any indebtedness or other Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

      SECTION 11.2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;

            (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Administrative Agent, any Bank or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Loan or any other amount payable by it under the Credit Documents; or

            (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Bank, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a Guarantor under this Section 11 or the Borrower under this Agreement.

      SECTION 11.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Obligations and all other amounts payable by the Borrower under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Obligation or any other amount payable by the Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      SECTION 11.4.  WAIVERS.

      (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Bank, or any other Person against the Borrower, another Guarantor or any other Person.

      (b) SUBROGATION AND CONTRIBUTION. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 11 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent, any Bank, or any other holder of an Obligation against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Credit Documents and (y) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent and the Banks (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Banks (and their Affiliates) or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

      SECTION 11.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

      SECTION 11.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

      SECTION 11.7. BENEFIT TO GUARANTORS. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

      SECTION 11.8. GUARANTOR COVENANTS. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.


SECTION 12.  MISCELLANEOUS.

      SECTION 12.1. PAYMENTS FREE OF WITHHOLDING TAXES. Except as otherwise required by law, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor as applicable, such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

      SECTION 12.2. NO WAIVER OF RIGHTS. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right.

The rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      SECTION 12.3. NON-BUSINESS DAY. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to but not including the next succeeding Business Day, on which the same shall be payable.

      SECTION 12.4. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      SECTION 12.5. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      SECTION 12.6. SURVIVAL OF INDEMNITIES. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 1.10, Section 9.3 and Section 12.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

      SECTION 12.7. SHARING OF SET-OFF. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

      SECTION 12.8. NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Administrative Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth in its Administrative Questionnaire, and to the Borrower and the Guarantors to:

      Jones Lang LaSalle Finance B.V.
      Kantoorgebouw Atrium
      Strawinskylaan 3103
      1077 ZX Amsterdam
      Attention:  Henk Teeuwisse
      Telecopy:  31 20 661 15 66
      Telephone:  31 20 540 54 05

  with a copy to:

      Jones Lang LaSalle Incorporated
      200 East Randolph Street
      Chicago, Illinois  60601
      Attention:  Global Treasurer
      Telecopy:  312-819-0027
      Telephone:  312-228-2522

  with a copy of notices of Defaults
  and Events of Default to:

      Jones Lang LaSalle Finance B.V.
      c/o Jones Lang LaSalle Incorporated
      200 East Randolph Street
      Chicago, Illinois  60601
         Attention:  Global General Counsel
      Telecopy:  312-228-2277
      Telephone:  312-228-2423

      Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 12.8 or on the Administrative Questionnaire and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 12.8 or on the Administrative Questionnaire; PROVIDED THAT any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

      SECTION 12.9. COUNTERPARTS. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

      SECTION 12.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Obligation. The Borrower and the Guarantors may not assign any of their rights or obligations under any Credit Document without the written consent of all of the Banks.

      SECTION 12.11. PARTICIPANTS. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; PROVIDED THAT no such participation shall relieve any Bank of any of its obligations under this Agreement, and, PROVIDED, FURTHER that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantors under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Credit Documents described in clauses (i) and (ii) of Section 12.13 hereof. Any party to which such a participation has been granted shall have the benefits of
Section 1.10 and Section 9.3 hereof.

      SECTION 12.12.  ASSIGNMENTS.

      (a) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that any such assignment shall be subject to the following conditions:

            (i) MINIMUM AMOUNTS. (A) In the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, the amount assigned will be at least _50,000.00 or the equivalent in U.S. Dollars; and
      (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Effective Date" is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

            (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

            (iii) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:

                  (a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed and if it is delayed more than
            (5) Business Days it is deemed to be given) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund;

                  (b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed and if it is delayed more than five (5) Business Days it is deemed to be given) shall be required for assignments if such assignment is to a Person that is not a Bank, an Affiliate of such Bank or an Approved Fund with respect to such Bank.

            (iv) ASSIGNMENT AND ACCEPTANCE. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (v) NO ASSIGNMENT TO BORROWER OR PARENT. No such assignment shall be made to the Parent or any of its Affiliates or Subsidiaries.

            (vi) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

            (vii) No such assignment shall result in a reduction in the total Commitments.

      Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with
Section 12.11 hereof.

      (b) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

      (c) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; PROVIDED that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; PROVIDED FURTHER, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

      SECTION 12.13. AMENDMENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and
(c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; PROVIDED that:

            (i) no amendment or waiver pursuant to this Section 12.13 shall (A) increase or extend any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan hereunder;

            (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Bank, change any provision of this
      Section 12.13, or the definitions of Termination Date or Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release any Guarantor (other than pursuant to the terms hereof) from its guaranty of any Obligations; and

            (iii) no amendment or waiver to Section 11 hereof shall be made without the consent of the Guarantor(s) affected thereby.

      SECTION 12.14. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      SECTION 12.15. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler LLP, counsel to the Administrative Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Administrative Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent or a Bank at any time, shall reimburse the Administrative Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

      SECTION 12.16. SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or other accounts of the Borrower or any Guarantor in a fiduciary capacity, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      SECTION 12.17. CURRENCY. Each reference in this Agreement to U.S. Dollars is of the essence. To the fullest extent permitted by law, the obligation of the Borrower and each Guarantor in respect of any amount due in U.S. Dollars under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. Dollars that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the U.S. Dollars so purchased is less than the sum originally due to such Person in U.S. Dollars, the Borrower or relevant Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in U.S. Dollars PLUS (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 12.7 hereof, such Person agrees to remit such excess to the Borrower.

      SECTION 12.18. ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

      SECTION 12.19. GOVERNING LAW. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

      SECTION 12.20.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The Borrower and each Guarantor (other than the Parent) hereby irrevocably designates, appoints and empowers the Parent as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.

If for any reason the Parent shall cease to be available to act as such, the Borrower and each Guarantor (other than the Parent) agrees to designate a new designee, appointee and agent in Chicago, Illinois on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower and each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Obligation to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

      SECTION 12.21. LIMITATION OF LIABILITY. In addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the liability of each Guarantor that is a partnership shall be limited to the assets of such Guarantor, and no present or future partner of any such Guarantor shall have any personal liability under this Agreement, except if such partner is itself a Guarantor or the Borrower.

      SECTION 12.22. CONFIDENTIALITY. Each Bank agrees to keep con-fidential any confidential written information provided to it by or on behalf of the Borrower or the Parent pursuant to or in connection with this Agreement; PROVIDED THAT nothing herein shall prevent any Bank from disclosing any such information (i) to the Administrative Agent or any other Bank, (ii) to any participant or assignee or prospective participant or assignee so long as such participant or assignee or prospective participant or assignee agrees in writing to the requirement that such information be kept confidential in the manner contemplated by this
Section 12.21, (iii) to its employees involved in the administration of this Agreement, directors, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) in response to the request or demand of any governmental authority, (v) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any law, regulation or legal process, PROVIDED, HOWEVER, that such Bank, to the extent legally permitted to do so, will use its best efforts to notify the Parent prior to any disclosure of information contemplated by this subparagraph (v),
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any Credit Document.

      SECTION 12.23. SEVERABILITY OF PROVISIONS. Any provision of any Credit Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Credit Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Credit Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Credit Documents invalid or unenforceable.

      SECTION 12.24. EXCESS INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Credit Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Credit Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Credit Document, then in such event
(a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Bank may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Credit Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Credit Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Bank for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Banks have received the amount of interest which such Banks would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.

      SECTION 12.25. CONSTRUCTION. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY CREDIT DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE CREDIT DOCUMENTS.

      SECTION 12.26. BANK'S OBLIGATIONS SEVERAL. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

      SECTION 12.27. USA PATRIOT ACT. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Bank to identify the Borrower and each Guarantor in accordance with the Act.






                        [SIGNATURE PAGES TO FOLLOW]

      In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



                                    JONES LANG LASALLE FINANCE B.V.


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Power-of-Attorney
                                                ------------------------




                                    JONES LANG LASALLE INCORPORATED,
                                    as Guarantor


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Executive Vice President
                                                and Treasurer
                                                ------------------------




                                    JONES LANG LASALLE CO-INVESTMENT, INC.,
                                    as Guarantor


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------




                                    JONES LANG LASALLE INTERNATIONAL, INC.,
                                    as Guarantor


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------




                                    LASALLE INVESTMENT MANAGEMENT, INC.,
                                    as Guarantor


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------





                                    S-1                  [Credit Agreement]

                                    JONES LANG LASALLE AMERICAS, INC.,
                                    as Guarantor


                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Vice President and
                                                Treasurer
                                                ------------------------




                                    JONES LANG LASALLE LIMITED,
                                    as Guarantor

                                    By    /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Title Power-of-attorney
                                                ------------------------


















































                                    S-2                  [Credit Agreement]

                                    BANK OF MONTREAL,
                                    as Administrative Agent



                                    By    /s/ David L. Mistic
                                          ------------------------------
                                          Title Vice President
                                                ------------------------





























































                                    S-3                  [Credit Agreement]

                                    BMO Capital Markets Financing, Inc.



                                    By    /s/ David L. Mistic
                                          ------------------------------
                                          Title Vice President
                                                ------------------------






























































                                    S-4                  [Credit Agreement]

                                 EXHIBIT A


                                   NOTE

                                                 ________________, _____


      FOR VALUE RECEIVED, the undersigned, Jones Lang LaSalle Finance B.V., a private company with limited liability organized under the laws of The Netherlands (the "Borrower"), promises to pay to the order of ________________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurodollar Loan and the interest rate and Interest Period applicable thereto, PROVIDED that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be PRIMA FACIE evidence of the same, PROVIDED, HOWEVER, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

      This Note is one of the Notes referred to in the Credit Agreement dated as of April 15, 2008, among the Borrower, the Guarantors party thereto, Bank of Montreal, as Administrative Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

      Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.


                              JONES LANG LASALLE FINANCE B.V.

                              By

                                    Title
                                          ------------------------------

                                 EXHIBIT B

                          COMPLIANCE CERTIFICATE

      This Compliance Certificate is furnished to Bank of Montreal, as Administrative Agent, pursuant to the Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of April 15, 2008, by and among Jones Lang LaSalle Finance B.V., the Banks signatory thereto and Bank of Montreal, as Administrative Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected or appointed ________________ of Jones Lang LaSalle Incorporated;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Jones Lang LaSalle Incorporated and its Subsidiaries during the accounting period covered by the attached financial statements;

            3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4. The representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on the date hereof (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of the Credit Agreement in accordance with its provisions.

            5. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________


______________________________________________________________________


______________________________________________________________________


______________________________________________________________________

      The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, _____.



                                    __________________________________

                 SCHEDULE I TO THE COMPLIANCE CERTIFICATE

      Schedule of Compliance, as of the _________ day of _____________, _____, with the Sections of the Agreement set forth below:

1.    SECTION 7.14(k) (Investments)

      A.    Investments acquired since the Effective Date   $____________

                  Name              Amount
                  ----              ------

                  __________        __________

                  __________        __________

                  __________        __________


      B. The portion of Investments listed in Section 1A $____________ that have been disposed of

                  Name              Amount
                  ----              ------

                  __________        __________

                  __________        __________

                  __________        __________


      C.    Line 1A minus Line 1B                           $____________
            (must not exceed $300,000,000)


      D.    The Borrower is in compliance                   Yes/No


2.    SECTION 7.15 (Consolidated Net Worth)


      A.    Total stockholder's equity of the Parent        $____________
            and its Restricted Subsidiaries

            (must be equal to or greater than $___________)


      B.    The Borrower is in compliance                   Yes/No


3.    SECTION 7.16 (Total Funded Debt to Adjusted EBITDA)


      A.    Total Funded Debt of the Parent and its         $____________
            Restricted Subsidiaries


      B.    Net Income                                      $____________

      C.    Amounts deducted in arriving at
            Net Income in respect of


            (i)   Interest Expense                          $____________


            (ii)  federal, state and local                  $____________
                  income taxes


            (iii) depreciation of fixed assets              $____________
                  and amortization of intangible
                  assets


            (iv)  non-cash contributions and                $____________
                  accruals to deferred profit
                  sharing or compensation plans


            (v)   Permitted Adjustments                     $____________


      D.    Sum of Lines 3B, 3C(i), 3C(ii), 3C(iii), 3C(iv) $____________
            and 3C(v) ("Adjusted EBITDA")

      E.    Ratio of Line 3A to Line 3D (not to exceed      ______ to 1.00
            3.50 to 1.00)


      F.    The Borrower is in compliance                   Yes/No


4.    SECTION 7.17 (Interest Coverage Ratio)


      A.    Adjusted EBIT (Line 3D above)                   $____________


      B.    Interest Expense                                $____________


      C.    Ratio of Line 4A to Line 4B                     ______ to 1.00
            (must be greater than or
            equal to 2.50 to 1.00)

      D.    The Borrower is in compliance                   Yes/No

                                 EXHIBIT C

                      SUBSIDIARY GUARANTEE AGREEMENT



                                                 _______________, ____




Bank of Montreal, as Administrative
Agent for the Banks party to the
Credit Agreement dated as of April 15,
2008 among Jones Lang LaSalle Finance
B.V., certain Guarantors, such Banks
and such Administrative Agent (as
amended from time to time, the
"Credit Agreement")




Dear Sirs:

      Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

      The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

      Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

      This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.


                              Very truly yours,


                              [Name of Subsidiary Guarantor]


                              By

                                    Name
                                          ------------------------------

                                    Title
                                          ------------------------------

                                 EXHIBIT D

                         ASSIGNMENT AND ACCEPTANCE

                        Dated _____________, _____


      Reference is made to the Credit Agreement dated as of April 15, 2008 (the "Credit Agreement") among Jones Lang LaSalle Finance B.V., the Guarantors from time to time party thereto, the Banks from time to time party thereto, and Bank of Montreal, as Administrative Agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      ______________________________________________________ (the
"Assignor") and _________________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Schedule 1 hereto of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Parent or any Subsidiary or the performance or observance by the Borrower, Parent or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to Section 7.6
      (a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending office (and address for notices) the offices set forth in its Administrative Questionnaire.

            4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            5. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.

            6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Commitment Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

            8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                              [Assignor Bank]

                              By
                                    Name
                                          ------------------------------
                                    Title
                                          ------------------------------


                              [Assignee Bank]

                              By
                                    Name
                                          ------------------------------
                                    Title
                                          ------------------------------

Accepted and consented this
  ____ day of _____________.

JONES LANG LASALLE FINANCE B.V.

By
      Name
            -------------------
      Title
            -------------------

Accepted and consented to by the Administrative
  Agent this ___ day of _____________.

BANK OF MONTREAL, Administrative Agent

By
      Name
            -------------------
      Title
            -------------------

                                  ANNEX I

                       TO ASSIGNMENT AND ACCEPTANCE



      The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the effective date.


              AGGREGATE            AMOUNT OF           PERCENTAGE
            COMMENT/LOANS      COMMITMENT/LOANS        ASSIGNED OF
            FOR ALL BANKS          ASSIGNED         COMMITMENT/LOANS

             $__________          $__________            ______%

                                SCHEDULE 1

                                COMMITMENTS



            NAME OF BANK                        COMMITMENT

      BMO Capital Markets Financing, Inc.       $100,000,000

                               SCHEDULE 5.2

                                GUARANTORS




                                         JURISDICTION OF     PERCENTAGE
          NAME                            INCORPORATION       OWNERSHIP

Jones Lang LaSalle Incorporated             Maryland             N/A

Jones Lang LaSalle Americas, Inc.           Maryland            100%

LaSalle Investment Management, Inc.         Maryland            100%

Jones Lang LaSalle International, Inc.      Delaware            100%

Jones Lang LaSalle Co-Investment, Inc.      Maryland            100%

Jones Lang LaSalle Limited                   England            100%

                               SCHEDULE 7.14

                           EXISTING INVESTMENTS